EXHIBIT 3.3




















                            FORM OF STOCK CERTIFICATE


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               INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA


NUMBER                                                                    SHARE

                                IMAGINENET CORP.
                                ----------------
                   AUTHORIZED COMMON STOCK: 50,000,000 SHARES,
                                PAR VALUE: $.0001



This certifies that

Is the record holder of

-----------------------------Shares of IMAGINENET CORP.-------------------------
  transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the
                                   Registrar.

 Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

_________________________________   IMAGINENET CORP   __________________________
Secretary                           Corporate Seal    President
                                    Nevada

Interwest Transfer Co., Inc.
P.O. Box 17136/Salt Lake City, Utah 84117    Countersigned & Registered

                                             ------------------------------
                                             Countersigned Transfer
                                             Agent-Authorized Signature